UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

Sadot Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-39223	47-2555533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 E. Renfro Street, Suite 300 Burleson, Texas	76028
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 604-9568

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SDOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Joint Venture and Operating Agreement. On September 30, 2026, Sadot Group Inc. (the “Company”) entered into a Joint Venture and Operating Agreement (the “JV Agreement”) with VisionWave Holdings, Inc., a Delaware corporation whose common stock is listed on The Nasdaq Stock Market LLC under the symbol “VWAV” (“VisionWave”), and CMJV LLC, a newly formed Nevada limited liability company (“CMJV”), pursuant to which the Company and VisionWave established CMJV as a 50/50 joint venture relating to C.M. Composite Materials Ltd., an Israeli advanced-composites manufacturer serving aerospace, defense and industrial customers (“CM”). The transactions contemplated by the JV Agreement closed simultaneously with its execution on September 30, 2026 (the “Closing”). The JV Agreement also serves as the operating agreement of CMJV.

VisionWave is party to an Investment and Share Purchase Agreement dated as of February 20, 2026, as amended and supplemented (the “Share Purchase Agreement”), under which VisionWave agreed to acquire 51% of the share capital of CM, subject to a condition requiring CM and its subsidiary to enter into definitive joint venture agreements with Belrise Industries Limited (the “Belrise Condition”), and holds a call option on the remaining 49%. The Belrise Condition has not been satisfied or waived, and the long-stop and outside closing dates under the Share Purchase Agreement have been extended to December 31, 2026. VisionWave is also a secured lender to CM under a Loan Agreement dated as of February 20, 2026 (the “Loan Agreement”), and VisionWave and its Israeli subsidiary had advanced approximately $7.81 million to or for the benefit of CM as of September 30, 2026. Neither the Company nor VisionWave currently owns any equity interest in CM.

At the Closing, VisionWave and its Israeli subsidiary contributed to CMJV all of their rights under the Share Purchase Agreement (including the right to acquire the 51% interest in CM and the call option), the Loan Agreement, the related promissory notes and security documents, and the approximately $7.81 million of outstanding advances to CM, in exchange for 7,814,323 units of membership interest in CMJV. The Company committed to contribute $7,814,323 in cash to CMJV, an amount equal to VisionWave’s advances to CM (the “Capital Commitment”), in exchange for an equal number of units. Immediately following the Closing, the Company and VisionWave each hold 50% of the outstanding units of CMJV. As consideration for VisionWave’s admission of the Company to the CM opportunity as an equal partner, the Company issued to VisionWave at the Closing 250,000 shares of the Company’s common stock, $0.0001 par value per share (the “Entry Premium Shares”), as described in Item 3.02 below. The Entry Premium Shares are separate from and do not reduce the Capital Commitment, and are not consideration for any interest in CM.

The Company is required to fund the Capital Commitment in tranches during the twelve months following the Closing, not at the Closing, against draw requests submitted by CM under a budget approved by both members, subject to minimum cumulative funding of $3.0 million by December 30, 2026, $6.0 million by March 30, 2027, $7.0 million by June 30, 2027 and the full Capital Commitment by September 30, 2027. The Company may pre-fund into a segregated CMJV account at any time and is not required to fund in excess of the Capital Commitment unless it elects, after approval by its board of directors, to match additional qualifying advances by VisionWave. Each amount funded by the Company is lent by CMJV to CM as a secured advance under the Loan Agreement, which was assigned to CMJV at the Closing and amended, with the consent of CM and its sole shareholder, to increase the lending commitment to $16,628,646, so that the Company’s funding is secured by the same first-priority security interest in substantially all of CM’s assets as VisionWave’s existing advances, with CMJV as the sole lender of record. Advances under the Loan Agreement bear interest at 12% per annum and mature in February 2029.

If the Company has not funded the Capital Commitment in full by September 30, 2027, the unfunded portion will be extinguished and the Company’s units in CMJV will be automatically cancelled dollar-for-dollar, so that the Company’s ownership of CMJV will be reduced pro rata to the amount actually funded (the “True-Up”). The True-Up also applies if the acquisition of CM fails to close by the outside closing date under the Share Purchase Agreement, unless the Company elects to fund the balance within thirty days. Prior to the True-Up, VisionWave may enforce the Capital Commitment by specific performance, overdue amounts bear interest at 12% per annum, VisionWave may fund any shortfall for additional units at a 10% discount, and the Company’s governance rights under the JV Agreement are suspended during any funding default. Until the Company has funded the Capital Commitment in full, distributions by CMJV are made in proportion to cash actually contributed rather than units, after payment to VisionWave of a priority return equal to the interest accrued on its advances to CM through the Closing. If, after a failed acquisition, VisionWave or CMJV acquires an equity interest in CM by other means within twelve months, the Company has the right to reinstate its Capital Commitment and recover any cancelled units.

CMJV is managed by a board of four managers, two designated by the Company (initially Michael D. Murray and Haggai Ravid) and two designated by VisionWave. Specified matters, including any amendment or waiver under the Share Purchase Agreement, any waiver or modification of the Belrise Condition, any enforcement, conversion or compromise of the loans to CM, any exercise of the call option, any transfer of CM equity, additional capital contributions, related-party transactions, distributions and dissolution, require the approval of both members. VisionWave administers the loans to CM and the acquisition process on behalf of CMJV at cost. Units of CMJV are subject to transfer restrictions, including a lock-up until the later of September 30, 2028 and the date on which the Company has funded the Capital Commitment in full, and thereafter to rights of first refusal and tag-along rights. If the acquisition of CM closes, CMJV will hold the 51% interest in CM, and the Company and VisionWave will each hold, indirectly, a 25.5% economic interest in CM for so long as they remain equal members. VisionWave alone remains responsible for the share consideration payable to CM’s shareholder under the Share Purchase Agreement. The JV Agreement contains customary representations, warranties, covenants and indemnification provisions, and provides that 50% of the Entry Premium Shares are returnable to the Company if the acquisition of CM fails to close as a result of VisionWave’s willful breach of specified covenants, its failure to deliver the share consideration to CM’s shareholder, or a fundamental failure of its title to the rights it contributed.

Haggai Ravid, Executive Director and a member of the Company’s board of directors, is also a member of the board of directors of VisionWave and has been designated by the Company as one of its managers of CMJV. The JV Agreement and the related transactions were approved by the Company’s board of directors, with the directors other than Mr. Ravid approving the transactions following disclosure of Mr. Ravid’s relationship with VisionWave.

The foregoing description of the JV Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the JV Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants contained in the JV Agreement were made solely for purposes of that agreement and as of specific dates, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality that differ from those applicable to investors. Investors should not rely on those representations, warranties and covenants as characterizations of the actual state of facts or condition of the Company, VisionWave, CMJV or CM.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. On September 30, 2026, the Company issued 250,000 shares of its common stock to VisionWave as the Entry Premium Shares in consideration of the Company’s admission as a 50% member of CMJV as described in Item 1.01. The Entry Premium Shares represented approximately 17.2% of the shares of the Company’s common stock outstanding immediately prior to the issuance, based on 1,457,589 shares outstanding as of September 29, 2026. The Entry Premium Shares were issued in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D thereunder, to a single accredited investor that represented that it was acquiring the shares for investment and not with a view to distribution, without general solicitation or advertising. The Entry Premium Shares are restricted securities and bear a restrictive legend. The Company has agreed to maintain its reporting under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), so that Rule 144 under the Securities Act will be available for resales by VisionWave. No underwriting discounts or commissions were paid in connection with the issuance.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding the Company’s expected funding of CMJV, the satisfaction of the Belrise Condition, the consummation of the acquisition of CM, the expected benefits of the joint venture, and the Company’s future indirect economic interest in CM. Forward-looking statements can be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “will,” “may,” “would” and similar expressions. These statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including the Company’s ability to fund the Capital Commitment from cash on hand or financing on acceptable terms, and the reduction of the Company’s interest in CMJV if it does not; the risk that the Belrise Condition is not satisfied or waived and the acquisition of CM does not close by December 31, 2026 or at all; CM’s financial condition, including its obligations under a settlement agreement with a creditor and the insolvency proceedings affecting CM’s subsidiary; the ability of CMJV to collect its loans to CM and to enforce its security interests in Israel; the dilutive effect of the Entry Premium Shares; the Company’s ability to work effectively with VisionWave as a 50/50 partner and to resolve any deadlock; the accounting treatment of the Company’s investment in CMJV; and the other risks described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The Company does not currently own, and may never own, any equity interest in CM. Forward-looking statements speak only as of the date hereof, and the Company undertakes no obligation to update them except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Joint Venture and Operating Agreement, dated as of September 30, 2026, by and among VisionWave Holdings, Inc., Sadot Group Inc. and CMJV LLC.
10.2	Acknowledgment, Consent and Loan Agreement Amendment, dated as of September 30, 2026, by C.M. Composite Materials Ltd. and Matania (Mati) Moskovich in favor of VisionWave Holdings, Inc., CMJV LLC and Sadot Group Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SADOT GROUP INC.

Date: October 1, 2026

By: /s/ Michael D. Murray
Name: Michael D. Murray
Title: Chief Executive Officer and Chief Financial Officer